UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 18, 2014

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ETFS Silver Trust
(Exact name of registrant as specified in its charter)
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New York (State or other jurisdiction of incorporation)	001-34412 (Commission File Number)	26-4586763 (I.R.S. Employer Identification No.)

c/o ETFS Securities USA LLC
48 Wall Street, 11th Floor
New York, New York 10005
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 918-4954

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Novation of Silver Bullion Custody Responsibilities from HSBC Bank USA, National Association, London Branch (“HSBC USA”) to HSBC Bank plc.

The operation of HSBC USA’s London precious metals custody and clearing business is being transferred to HSBC Bank plc, an affiliate of HSBC USA, in order to promote the efficiency of this line of business. In connection with this business operation transfer, a Novation Agreement dated December 17, 2014 (the “Novation Agreement”) between HSBC USA, HSBC Bank plc, ETF Securities USA LLC, the sponsor (the “Sponsor”) of the ETFS Silver Trust (the “Trust”), and The Bank of New York Mellon, as trustee of the Trust (the “Trustee”), was executed. The Novation Agreement provides that HSBC Bank plc will enjoy all the rights and benefits of HSBC USA under the Allocated Account Agreement dated July 20, 2009 and the Unallocated Account Agreement dated July 20, 2009, each between HSBC USA, as the custodian of the Trust’s silver bullion, and the Trustee (together, the “Custody Agreements”). Moreover, HSBC Bank plc agrees to perform and be bound by the terms of the Custody Agreements in every way as if it were the original party to the Custody Agreements. The Novation Agreement becomes effective on December 22, 2014.  On and after December 22, 2014, HSBC Bank plc will be the custodian for the Trust’s silver bullion. The principal offices of HSBC Bank plc are located at 8 Canada Square, London E14 5HQ, United Kingdom.

A copy of the Novation Agreement is filed with this Current Report on Form 8-K as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Novation Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, in the capacities indicated, hereunto duly authorized.

Date: December 18, 2014

ETFS Silver Trust

By:ETF Securities USA LLC, Sponsor of the ETFS Silver Trust.

By:	/s/ Graham Tuckwell
Graham Tuckwell
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/Joseph Roxburgh
Joseph Roxburgh
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Novation Agreement